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                                                                    EXHIBIT 99.1

                            KINNARD INVESTMENTS, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 5, 2000
                        10:00 A.M. CENTRAL DAYLIGHT TIME

                                   FIFTH FLOOR
                            KINNARD FINANCIAL CENTER
                             920 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA



KINNARD INVESTMENTS, INC.
920 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA                            PROXY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
SPECIAL MEETING ON SEPTEMBER 5, 2000.

The undersigned hereby appoints William F. Farley and George F. Stroebel, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of common stock of Kinnard Investments, Inc. held of record by the undersigned on July 27, 2000, at the Special Meeting of Shareholders to be held on September 5, 2000 at 10:00 a.m., and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" proposals 1 and 2.


                       SEE REVERSE FOR VOTING INSTRUCTIONS


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                            KINNARD INVESTMENTS, INC.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1. To approve and adopt the Agreement and Plan of Merger, dated as of June 5, 2000, by and among Kinnard Investments, Inc., Stockwalk.com Group, Inc. and SW Acquisition, Inc., a wholly-owned subsidiary of Stockwalk, and to approve the transactions contemplated thereby, including the merger of Kinnard with and into SW Acquisition.

                             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

2. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

                             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated July 27, 2000 relating to the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                   DATE
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                                   Signature(s) in Box

                                   Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of corporation and title of authorized officer signing the Proxy.